UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2005 (February 11, 2005)

Boston Life Sciences, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-6533	87-0277826
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Newbury Street, 5th Floor, Boston, Massachusetts	02116
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 425-0200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 25, 2002, Boston Life Sciences, Inc., a Delaware corporation (the “Company”), issued $4.0 million in principal amount of 10% Convertible Senior Secured Promissory Notes, or Notes, to Ingalls & Snyder Value Partners, L.P. (“ISVP”). A warrant to purchase 100,000 shares of the Company’s common stock at $10.80 was issued to ISVP (the “ISVP Warrant”) in connection with the transaction. As previously reported by the Company, on November 12, 2004, in connection with the prepayment of the Notes, the Company entered into Amendment No. 1 to the ISVP Warrant to reduce the per share exercise price from $10.80 to $5.00. On February 11, 2005, in consideration of the immediate exercise of the warrants in cash, the Company entered into Amendment No. 2 to the ISVP Warrant to reduce the per share exercise price from $5.00 to $2.25.

On November 22, 2002, the Company entered into a Consent to Transfer and Warrant Amendment with Robert L. Gipson (“Gipson”) and Nikolaos D. Monoyios (“Monoyios”) pursuant to which the Company consented to the transfer to Gipson and Monoyios of outstanding warrants to purchase 200,000 and 164,025 shares of the Company’s common stock, respectively. On February 11, 2005, in consideration of the immediate exercise of the warrants in cash, the Company entered into Amendment No. 1 to each warrant to reduce the per share exercise price from $10.00 to $2.25.

All per share prices and warrant and share numbers have been adjusted to reflect a 1-for-5 reverse stock split effected on February 4, 2005.

On February 11, 2005, the Company received $1,044,055 in connection with the exercise of the warrants.

The Company will record a non-cash charge in the first quarter of 2005 in connection with the re-pricing of the warrants.

According to a Schedule 13G/A filed with the Securities and Exchange Commission by ISVP on November 16, 2004, ISVP beneficially owned approximately 1.4% of the outstanding common stock of the Company on November 16, 2004. According to a Schedule 13G/A filed with the Securities and Exchange Commission by Gipson on February 14, 2005, Gipson beneficially owned approximately 9.6% of the outstanding common stock of the Company on February 14, 2005. Robert L. Gipson, who serves as Senior Director of Ingalls & Snyder LLC and a General Partner of ISVP, served as a Director of the Company from June 15, 2004 until October 28, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON LIFE SCIENCES, INC.

Date: February 15, 2005	By:	/s/ Joseph Hernon
Joseph Hernon Chief Financial Officer and Secretary